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                                                                     Exhibit 1

                                                                EXECUTION COPY









                        Inter(bullet)Act Systems, Incorporated

                         142,000 Units Consisting of 14%
                   Senior Discount Notes Due 2003 and Warrants
                  to Purchase 1,041,428 Shares of Common Stock


                               PURCHASE AGREEMENT


                                                       New York, New York
                                                            July 30, 1996


Salomon Brothers Inc
BT Securities Corporation
Toronto Dominion Securities (USA) Inc.
In care of Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

                  Inter(bullet)Act Systems, Incorporated, a North Carolina corporation (the "Company"), proposes to issue and sell to Salomon Brothers Inc, BT Securities Corporation and Toronto Dominion Securities (USA) Inc. (the "Initial Purchasers") 142,000 Units (the "Units") each consisting of $1,000 in aggregate principal amount at maturity of the Company's 14% Senior Discount Notes due 2003 (the "Notes") and one warrant (the "Warrants") to purchase 7.334 shares of common stock, no par value per share (the "Common Stock"), of the Company. Shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares". The Notes are to be issued pursuant to the provisions of an Indenture (the "Indenture") to be dated as of August 1, 1996, by and between the Company and Fleet National Bank, as Trustee (the "Trustee"). The Warrants are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be dated as of August 1, 1996, between the Company and Fleet National Bank, as Warrant Agent (in such capacity, the "Warrant Agent"). The Notes and the Warrants will not be separately transferable until the earlier of (i) the commencement of the exchange offer (the "Exchange Offer") or the effectiveness of the shelf registration statement (the "Shelf Registration Statement") for the Notes as provided in the Exchange and Registration Rights Agreement of even date







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                                                                             2










herewith among the Company and the Initial Purchasers, and (ii) such date as the Initial Purchasers may, in their discretion, deem appropriate (such date, the "Separation Date"). The Units, the Notes and the Warrants are collectively referred to herein as the "Securities".

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) thereof. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 21, 1996 (including any and all appendices and exhibits thereto, the "Preliminary Memorandum"), and a final offering memorandum, dated July 30, 1996 (including any and all appendices and exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale by the Initial Purchasers of the Securities.

                  Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and not meant to include any amendment or supplement subsequent to the Execution Time.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Initial Purchasers as set forth below in this
Section 1.

                  (a) Each of the Preliminary Memorandum and the Final Memorandum as of its date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact or omit to





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                                                                              3





         state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (and any amendment or supplement thereof or thereto).

                  (b) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

                  (c) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) None of the Company, its affiliates or any person acting on behalf of the Company or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

                  (e) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act. The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have or will be designated PORTAL eligible securities






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                                                                              4






         in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                  (f) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (g) The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms ((A) subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, (B) subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity and (C) except as rights to indemnity and contribution hereunder may be limited by applicable law or public policy);

                  (h) Except as disclosed in the Final Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or is threatened to be made a party or of which property owned or leased by the Company or any of its subsidiaries is or is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, prevent or materially adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company or its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which could materially adversely affect such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which






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                                                                              5




         could materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

                  (i) Except as disclosed in or specifically contemplated by the Final Memorandum, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted.

                  (j) The Company and its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and Federal laws and regulations, except where the failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

                  (k) The Indenture and the Warrant Agreement have been duly authorized by the Company and, when duly executed and delivered by the Company in accordance with their terms (assuming the due authorization execution and delivery thereof by the parties thereto other than the Company), will be valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (l) The Notes have been duly authorized for issuance and sale by the Company to the Initial Purchasers and will, when issued, and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to or paid for by the Initial Purchasers in accordance with the terms hereof will be valid and legally binding obligations of the Company, enforceable against the Company according to their







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                                                                              6







         terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (m) The execution and delivery of this Agreement, the Indenture and the Warrant Agreement, the issuance and sale of the Securities and the Warrant Shares, the performance of this Agreement, the Indenture and the Warrant Agreement and the consummation of the transactions contemplated by this Agreement, the Indenture and the Warrant Agreement will not conflict with or constitute a breach or violation of any of the respective charters or By-laws of the Company or any of its subsidiaries or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien") with respect to, any obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, or any order of any court or governmental agency, body or official having jurisdiction over the Company or any of its subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative regulation or decree or court decree applicable to the Company or any of its subsidiaries or any of their respective assets or properties.

                  (n) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each subsidiary have been duly authorized and validly issued and, except as disclosed in the Final Memorandum, all of the shares of capital stock of, or other ownership interests in, each subsidiary are owned, directly or through Subsidiaries by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Lien. There are no






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                                                                             7







         outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any subsidiary, except as disclosed in the Final Memorandum.

                  (o) Except as set forth in the Warrant Agreement, no holder of any Warrant Shares has any right to require registration of any security of the Company. No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

                  (p) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Memorandum under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; the Warrant Shares have been duly authorized and reserved for issuance and sale upon the exercise of the Warrants, and the Warrant Shares, when issued and delivered by the Company upon such exercise, will be validly issued, fully paid and nonassessable and free of any Liens; the capital stock of the Company, including the Warrant Shares, conforms to all statements relating thereto in the Final Memorandum and the Registration Statement; and the issuance of the Warrant Shares by the Company upon the exercise of the Warrants will not be subject to preemptive or other similar rights. Except as described in the Final Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                  (q) The Warrants have been duly authorized for issuance and sale by the Company to the Initial Purchasers and will, when issued, executed, countersigned by the Warrant Agent and delivered in accordance with the Warrant Agreement and paid for in accordance with the terms of this Agreement, constitute legal, valid and binding obligations of the Company,







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                                                                             8







         enforceable against the Company according to their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity).

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, the Units in the amounts set forth opposite their names on Schedule I hereto at a purchase price per Unit of $643.31 (the "Purchase Price").

                  3. Delivery and Payment. Delivery of and payment for the Units shall be made at 10:00 A.M. New York City time, on August 2, 1996, which date and time may be postponed by agreement between the Initial Purchasers and the Company (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Units shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company payable in immediately available funds. Delivery of the Units shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York. Certificates for the Notes and Warrants shall be registered in such names and in such denominations as the Initial Purchasers may request not less than one full business day in advance of the Closing Date.

                  The Company agrees to have the certificates for the Notes and Warrants available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

                  4. Offering of Securities; Restrictions on Transfer. (a) The Initial Purchasers represent and warrant to and agree with the Company that
(i) they have not solicited and will not solicit any offer to buy or offer to sell the Securities by means of any form of general solici-





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                                                                              9







tation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities sold in reliance on Regulation S, by means of any directed selling efforts and (ii) they have solicited and will solicit offers to buy the Securities only from, and have offered and will offer, sell or deliver the Securities only to, (A) persons who they reasonably believe to be qualified institutional buyers (as defined in Rule 144A under the Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to them that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) persons who they reasonably believe to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and who provide to them a letter in the form of Exhibit A hereto or (C) persons to whom, and under circumstances which, they reasonably believe offers and sales of Securities may be made without registration of the Securities under the Act in reliance upon Regulation S thereunder. The Initial Purchasers also represent and warrant and agree that they have offered and will offer to sell the Securities only to, and have solicited and will solicit offers to buy the Securities only from, persons that in purchasing such Securities will be deemed to have represented and agreed as provided under "Investor Representations and Restrictions on Resale" in Exhibit B hereto.

                  (b) The Initial Purchasers represent and warrant that (i) they have not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the United Kingdom Companies Act 1985, (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) they have only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by them in connection with the issue of the Securities to a person who is of the kind described in






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                                                                            10






Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  5.  Agreements.  The Company agrees with the
Initial Purchasers as follows:

                  (a) The Company will furnish to the Initial Purchasers, without charge, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Initial Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (b) The Company will not amend or supplement the Final Memorandum without prior consent of the Initial Purchasers which consent will not be unreasonably withheld.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly will notify the Initial Purchasers of the same and, subject to paragraph (b) of this
         Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5 copies of an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (d) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate, will maintain such qualifications in effect so long as reasonably required for the sale of the Securities. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the







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                                                                             11







         initiation or threatening of any proceeding for such purpose.

                  (e) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation
         D).

                  (f) None of the Company, its affiliates nor any person acting on behalf of the Company or its affiliates will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

                  (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, unless it becomes subject to and complies with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (h) The Company shall include information substantially in the form set forth in Exhibit B in each Final Memorandum.

                  (i) The Company shall use its best efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (j) The Company will not, for a period of 90 days following the Execution Time without prior written consent of the Initial Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt







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                                                                           12




         securities issued or guaranteed by the Company (other than the Securities or in connection with the Exchange Offer or the Shelf Registration Statement).

                  (k) The Company will apply the net proceeds from the sale of the Securities sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Memorandum.

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have furnished to the Initial Purchasers the opinion of Schell Bray Aycock Abel & Livingston L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and its subsidiaries has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is, to the knowledge of such counsel, duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business other than where the failure to be so qualified or in good standing would not have a material adverse affect on the Company and its subsidiaries taken as a whole;

                         (ii) all the outstanding shares of capital stock of the
                  Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Company's subsidiaries are owned by the Company directly free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances;

                       (iii) the Company's authorized equity capitalization is
                  as set forth in the Final Memorandum; and the Securities conform to the description thereof contained in the Final Memorandum;

                         (iv) the Indenture has been duly authorized, executed
                  and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity);

                         (v) no consent, approval, authorization or order of any
                  court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers and such other approvals (specified in such opinion) as have been obtained;

                       (vi) neither the issue and sale of the Securities, the
                  execution and delivery of the Indenture, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known by such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                     (vii) the Company has full corporate power and authority to enter into this Agreement and to sell and deliver the Securities to be sold by it to the Initial Purchasers; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, ((A) subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect, (B) subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity and (C) except as rights to indemnity and contribution hereunder may be limited by applicable law or public policy); and, to the knowledge of such counsel, no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement;

                         (viii) it is not necessary in connection with the
                  offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

                           (ix) to the knowledge of such counsel, except as
                  disclosed in the Final Offering Memorandum (a) there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company or any of its subsidiaries is or is threatened to be made a party or of which property owned or leased by the Company or any of its subsidiaries is or is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, prevent or materially adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries and (b) neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which could materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and

                         (x) the Company is not, and upon the closing of the
                  offering contemplated by this Agreement, will not, be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In rendering such opinion, such counsel may (A) limit such opinions to matters of the existing laws of the State of North Carolina and the United States of America; (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (C) exclude all matters relating to federal patent, trademark and other proprietary information laws. References to the Final Memorandum in this paragraph (a) include any amendments or supplements thereof or thereto at the Closing Date.

                  Such counsel shall state that it has no reason to believe that at the Execution Date the Final Memorandum contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to made the statements therein not misleading.

                  (b) The Company shall have furnished to the Representatives the opinion of Brown Raysman & Millstein LLP, special intellectual property counsel for the Company, to the effect that:

                           (i) to such counsel's knowledge, based solely on the
                  limited matters as to which such counsel has been engaged, the statements in the Final Memorandum under the heading "Business--Legal Proceedings" regarding the action against Catalina Marketing Corp. fairly summarize such matter therein described; and

                       (ii) to such counsel's knowledge, based solely on the
                  limited matters as to which such counsel has been engaged, the statements set forth under headings "Risk Factors--Patents, Proprietary Information and Trademarks," and "Business-- Patents, Proprietary Information and Trademarks," in the Final Memorandum, provide a fair summary of the matters therein described.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent they deem proper and specify in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this paragraph (b) including any amendments or supplements thereto at the Closing Date.

                  (c) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing

         Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                         (ii) since the date of the most recent financial
                  statements included in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                  (e) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent certified public accountants under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and stating in effect that:

                           (i) in their opinion the audited financial statements
                  included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder;

                         (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information as indicated in their report included in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and finance committee of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 1995, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect to financial statements included or incorporated in quarterly reports on Form 10- Q under the Exchange Act; and said unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                           (2) with respect to the period subsequent to March 30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 30, 1996 consolidated balance sheet included in the Final Memorandum, or for the period from March 31, 1996, to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless aid explanation is not deemed necessary by the Initial Purchasers; and

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  Arthur Andersen LLP shall have also furnished to the Initial Purchasers a copy of a management letter issued to the Company stating that there are no material weaknesses in the Company's system of internal accounting controls.

                  References to the Final Memorandum in this paragraph (e) include any amendment or supplement thereof or thereto at the date of the letter.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                  (g) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Initial Purchasers, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                  7. Reimbursement of Initial Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

             8.  Indemnification and Contribution.  (a)  The
Company agrees to indemnify and hold harmless the Initial Purchasers, the directors, officers and employees of the Initial Purchasers and each person who controls the Initial Purchasers within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum or the information provided pursuant to Section 5(g), or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein and provided further with respect to any untrue statement or omission of a material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser (or any of the directors, officers and employees of such Initial Purchaser or any controlling person of such Initial Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgement that (x) the Company had previously furnished copies of the Final Memorandum to the Initial Purchaser, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Initial Purchasers agree to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers, but only with reference to written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Initial Purchasers may be subject in such proportion as is appro-priate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall the Initial Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Initial Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchasers within the meaning of either the Act or the Exchange Act and each director, officer and employee of the Initial Purchasers shall have the same rights to contribution as such Initial Purchasers, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock

Exchange or the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to it, in care of Salomon Brothers Inc at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 14 Westport Avenue, Norwalk, CT 06851, attention of Aretas E. Stearns, President.

                12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.


                                              Very truly yours,

                                              INTER(bullet)ACT SYSTEMS, INC.,

                                              by ______________________________
                                                    Name:
                                                    Title:


THE FOREGOING AGREEMENT
IS HEREBY CONFIRMED AND
ACCEPTED AS OF THE DATE
FIRST ABOVE WRITTEN:

SALOMON BROTHERS INC,
for itself and on behalf of
the other Initial Purchasers

  by _______________________
     Name:
     Title:

                                   SCHEDULE I


Purchaser                                                     Number of Units

Salomon Brothers Inc..........................................         92,300

BT Securities Corporation.....................................         24,850

Toronto Dominion Securities (USA) Inc.........................         24,850
                                                                      -------

                                    Total.....................        142,000
                                                                      =======